Exhibit 99(b)

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

         In connection with the Form 10-K of Indian River Banking Company for the year ended December 31, 2002, I, Phillip L. Tasker, Treasurer and Chief Financial Officer of Indian River Banking Company , hereby certify pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Form 10-K for the year ended December 31, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Form 10-K for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of Indian River Banking Company



 /s/ Phillip L. Tasker
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Phillip L. Tasker
Treasurer and Chief Financial Officer